CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 26, 2017, accompanying the financial statements of Quality Municipals Income Trust, 74th Limited Maturity Series (included in Invesco Unit Trusts, Municipal Series 1166) as of September 30, 2016, and for the period from October 18, 2013 (date of deposit) through September 30, 2014 and for each of the two years in the period ended September 30, 2016 and the financial highlights for the period from October 18, 2013 (date of deposit) through September 30, 2014 and for each of the two years in the period ended September 30, 2016, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-186844) and Prospectus.

   We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

New York, New York
January 26, 2017